Ironwood Gold Strikes Option Deal With Canadian Mining Company to Acquire up to 100% of San Bernardo Project

SCOTTSDALE, AZ--(Marketwire - Feb 5, 2013) - Ironwood Gold Corp. ( OTCQB : IROG ) ("Ironwood" or the "Company") in the execution of its business plan to develop a high quality portfolio of exploration properties containing known deposits of gold is pleased to announce that it has signed a definitive Option Agreement (the "Agreement") with Canadian Mining Company Inc. ("CMC") ( TSX VENTURE : CNG ) to acquire 100% of CMC's Raquel 3 and 3B mining concessions in the Alamos Mining district of Sonora, Mexico (the "San Bernardo Project"). The Option was granted by Canadian Mining through its wholly-owned Mexican subsidiary Canmin Mexico S.A. de C.V.

The Sonora region offers a wide range of mineral resources, both metallic and nonmetallic, highlighting their large deposits of copper and molybdenite, gold, silver, graphite, barite, tungsten, etc., which exploitation has placed Sonora as the number one mining state in Mexico.

Historically, Industrias Peñoles, S.A.B. de C.V ("Peñoles") operated a portion of this site as the El Gochico mine. The reserves in late 1981 were listed as 500,000 proven with 185 g/t Ag, 9.81% Zn, 0.51% Pb and .73% Cu. Another 301,000 tonnes of probable reserve @ 120 g/t Ag, 8.2% Zn, 0.36% Pb and 0.59% Cu. A Possible Resource of 1,412,000 tonnes was also reported. Mining production ended in mid-1985 when metal prices dropped and the mine closed. Mill production was recorded at 12,000 tonnes per month with a total production of 540,000 tonnes. The infrastructure includes roads, transmission line, drilling reports and mine development which cost Peñoles $17,000,000.00. This cost was recovered in the first 2.5 years of production.

The terms of the Agreement allow Ironwood Gold Corp. to acquire an undivided 50% interest in CMC's San Bernardo Project through cash and share agreements including exploration expenses as a part of a "First Option Period." Ironwood will earn an additional 25% undivided interest in the assets by incurring "Second Option" exploration expenditures and Ironwood may acquire the remaining 25% ("Third Option Payment") within two years of the second option through a cash payment or equivalent in Ironwood Gold Corp. shares to Canadian Mining Company Inc. subject to a 2% NSR in favor of Canadian Mining Company Inc.

Additional details regarding the Company and its agreements are filed as part of the Company's continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database. For more information visit: www.ironwoodgold.com.

About Ironwood Gold Corp. (OTCQB : IROG )
Ironwood Gold Inc. is building a high quality portfolio of exploration properties containing known deposits of gold. Principally located in Nevada, where 80% of all gold in America is produced today, Ironwood has targeted several high probability locations historically prospective for gold and silver in direct proximity to a number of major producing companies. For more information visit: www.ironwoodgold.com.

About Canadian Mining Company Inc. ( TSX VENTURE : CNG )
Canadian Mining engages in the exploration and development of precious and base metals in the Alamos Mining District in Sonora, Mexico; gold and silver in the Bullard Mining District in Arizona and in the exploration, development and production of industrial minerals in British Columbia, Canada.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

ON BEHALF OF THE BOARD

Ironwood Gold Corp.
Behzad Shayanfar, CEO

Contact:
Behzad Shayanfar
CEO

USA Office
7047 East Greenway Parkway, Suite 250,
Scottsdale, AZ, 85254

UK Office
2nd Floor, Berkeley Square House,
Berkeley Square, London, UK, W1J 6BD

Tel.: +1-888-356-4942
EMAIL: info@ironwoodgold.com
WEB: www.ironwoodgold.com
OTCBB: IROG